                                                                    EXHIBIT 99.7

[SPACEHAB LOGO APPEARS HERE]                                      SPACEHAB, Inc.
                                           601 13/th/ Street NW, Suite 900 South
                                                            Washington, DC 20005
                                                                  1.202.488.3500
                                                             fax: 1.202.488.3100
                                                                www.spacehab.com


FOR IMMEDIATE RELEASE


             SPACEHAB REPORTS THIRD QUARTER RESULTS FOR FISCAL 2003
                 Results Reflect Improved Operating Performance

Highlights

..    Quarterly revenues increased 7% to $26.4 million
..    Reported third quarter loss includes one-time write-off associated with loss of module
..    Reported third quarter loss includes non-cash charges to revalue goodwill balance
..    Cash plus short-term investments at end of third quarter increased to $20.2 million
..    Results reflect a 36% reduction in SG&A expenses from year-ago third quarter
..    Consolidated Company backlog of $163 million at quarter's end

Washington, D.C., May 8, 2003 - SPACEHAB, Incorporated (NASDAQ/NMS: SPAB), a leading provider of commercial space services, today announced financial results for the Company's third quarter of fiscal year 2003, ended March 31, 2003.

Third Quarter Results

Revenues for the third fiscal quarter of 2003 rose 7% to $26.4 million from $24.7 million for third quarter of 2002. Gross profit decreased $2.2 million to $4.3 million, or 16% of revenue, for third quarter 2003. Margins in the current quarter were lower due to changes in the mix of business under contract.

The Company reported a net loss of $62.7 million, or ($5.06) per diluted share for the third quarter of 2003, as compared to a net income of $66,000, or $0.00 per diluted share for the same period a year ago.

This loss, which was computed in accordance with Generally Accepted Accounting Principles (GAAP), includes charges of $62.2 million. SPACEHAB recognized a non-recurring charge of $50.3 million for the loss of SPACEHAB's Research Double Module (RDM) which was destroyed on the STS-107 Space Shuttle mission. Additionally, the Company recorded a non-cash charge of $11.9 million for goodwill impairment related to its Johnson Engineering subsidiary. Excluding these charges, SPACEHAB's adjusted net loss was $0.5 million for the third quarter 2003.

SPACEHAB reported a loss from operations of $61.1 million, including the charges referred to above. Excluding these charges, the Company's adjusted operating income was $1.1 million for the third quarter 2003.

"During the third quarter, we delivered improved operating results while responding to NASA's requirements in support of the Shuttle tragedy," said Michael E. Kearney, President and Chief Executive Officer. "Our dedicated management team has continued its focus on delivering a steady revenue stream and improving operating cash flow while reducing expenses and debt," concluded Mr. Kearney.

Selling, general, and administrative operating expenses declined $1.7 million to $3.2 million for the third quarter of fiscal 2003, a result of continuing company-wide cost reduction efforts and elimination of non-core operating expenses. Third quarter fiscal year 2003 EBITDA (earnings before interest, taxes, depreciation, amortization, and other non-cash charges) was $2.6 million compared to $4.6 million for the third quarter of 2002.

Nine Month Results

Revenues increased 9% to $81.3 million for the nine months ended March 31, 2003, compared to $74.7 million for the nine months ended March 31, 2002. Gross profit declined to $14.8 million for the nine months ended March 31, 2003, compared to $16.1 million for the same period a year ago. Margins in the current quarter were lower due to changes in the mix of business under contract.

SPACEHAB reported a net loss of $61.6 million, or ($5.03) per diluted share, for the nine months ended March 31, 2003, compared to a net loss of $2.1 million, or ($0.18) per diluted share, for the same period a year ago. As stated above, this quarter's loss includes $62.2 million in charges. SPACEHAB previously announced the loss of its RDM and has recorded a one-time charge of $50.3 million. Additionally, the Company reported an impairment of $11.9 million of its goodwill associated with Johnson Engineering. Excluding these charges, SPACEHAB's adjusted net income was $0.6 million for the nine month period.

SPACEHAB reported a loss from operations of $56.8 million for the nine months ended March 31, 2003, including the charges referred to above. Excluding these charges, SPACEHAB's adjusted operating income was $5.4 million for the nine month period.

Operating expenses for the nine months ended March 31, 2003, excluding the nonrecurring charge and goodwill impairment charge reported during the period, declined $5.8 million to $9.3 million, compared to $15.1 million the nine months ended March 31, 2002. Previous fiscal year operating expenses included $4.0 million in non-core operating expenses and $1.8 million of operating expenses eliminated in the fiscal year 2003. EBITDA for the nine months ended March 31, 2003 was $12.8 million, compared to $11.1 million for the nine months ended March 31, 2002.

Balance Sheet

SPACEHAB continues to strengthen its balance sheet. The most significant change in the Company's liquidity position was the increase in investments of $16.5 million at March 31, 2003. As previously disclosed, the Company received the proceeds of its commercial insurance policy following the loss of the RDM and has moved those proceeds into short-term investments. Additionally, SPACEHAB has recorded an $11.9 million reduction in goodwill classified as Other Assets.

Cash and cash equivalents increased to $3.7 million at March 31, 2003 from $1.8 million as of December 31, 2002. The combined cash, cash equivalents, and short-term investments on March 31, 2003 were $20.2 million.

As a result of the RDM loss, the Company was required to write off the entire book value of the module net of the commercial insurance recovery. This loss resulted in a material reduction in property, plant, and equipment assets as of March 31, 2003. The Company has filed a claim for indemnification of its loss with NASA and will record such proceeds in the future period in which the claim is resolved.

"As previously disclosed, the change in our balance sheet is primarily a result of the recognized loss of the RDM offset by $17.7 million in insurance proceeds," said Julia A. Pulzone, Senior Vice President, Finance and Chief Financial Officer of SPACEHAB. "We are still in negotiations with NASA to determine the amount of reimbursement payments from the Agency for the loss of this module." concluded Ms. Pulzone.

During the third quarter of fiscal year 2003, SPACEHAB repaid $2.3 million of debt obligations and has repaid $5.8 million of debt for the fiscal year to date.

Update of Ongoing Operations

The SPACEHAB Flight Services (SFS) business unit is continuing operations, completing work on the STS-107 mission, and is continuing its quality support under contract to NASA on three of the next five upcoming missions. NASA's accident investigation board is completing its analysis, and the Company is prepared to support the Agency in its return to flight within the next year. In the interim, SPACEHAB has begun negotiations of an equitable adjustment for delays in these missions, to provide additional revenue for contracted mission preparation activities during the period prior to NASA's return to flight.

SPACEHAB's Johnson Engineering subsidiary, now doing business under the name SPACEHAB Government Services, has revised its operations by reducing excess staffing levels and streamlining sales, general, and administrative expenses to adjust to the completion of a NASA contract which was not awarded to the Company during recompetition. The realignment of this business unit strategically positions it to competitively bid on upcoming business opportunities including International Space Station consolidation contracts.

The Company continues to expand its commercial payload processing business. SPACEHAB subsidiary, Astrotech Space Operations, received two new NASA missions further expanding its government customer sector. The NASA MESSENGER and Deep Impact spacecraft are scheduled for launch in March 2004 and December 2004 onboard Boeing Delta II launch vehicles from Cape Canaveral Air Force Station. With the successful April 10, 2003 launch of the Boeing-built Asiasat-4 spacecraft, Astrotech is focusing on payload processing efforts for the May 12, 2003 launch of HellasSat, a satellite scheduled to provide broadcast coverage for the 2004 Summer Olympic Games in Athens.

Financial and Operational Outlook

"Despite the temporary grounding of the Space Shuttle fleet, SPACEHAB maintains a complement of modules and carriers, currently under contract on three of the next five Space Shuttle missions," said Mr. Kearney. "Our corporate reengineering activities, as well as our sound operational and financial management, have enhanced our operating plan and competitive position as we move into a period of opportunity, with the potential for new contracts supporting both the Space Shuttle and International Space Station programs," concluded Mr. Kearney.

Non-GAAP Financial Measures

This announcement includes financial measures computed in accordance with GAAP, as well as certain non-GAAP or "adjusted" results, which exclude certain charges recorded in the third quarter of fiscal year 2003. Management believes the adjusted results are more indicative of the underlying trend in operations of the Company and will continue to provide adjusted results in addition to reporting earnings in accordance with GAAP.

EBITDA is also included as an additional measure of Company performance. EBITDA includes components that are significant in understanding and assessing our results of operations and cash flows. EBITDA should not be construed as a substitute for net income, determined in accordance with GAAP, as an indicator of operating performance, nor does EDITDA represent cash flow from operating activities.

Management believes that EBITDA is relevant and useful information and is disclosing this information to permit a more comprehensive analysis of our operating performance, as an additional meaningful measure of performance and liquidity, and to provide additional information with respect to our ability to meet future debt service, capital expenditure and working capital requirements. The accompanying table presents the reconciliation from GAAP to the adjusted results and calculation of EBITDA.

Conference Call

SPACEHAB will host a conference call on May 8, 2003 at 11:00 a.m. Eastern time to discuss the third quarter earnings release. To participate on the call, please register with Haris Tajyar at 818-981-5300. To participate via the Internet, visit the Investor Relations section of the SPACEHAB website at www.spacehab.com. A taped replay will be available immediately following the conference call and accessible via access code 16701662 until 11:59 p.m. Eastern time on May 9, 2003 at 800.252.6030 (domestic calls) or 402.220.2491
(international calls). An audio archived webcast of the conference call will be available on the Company website for 90 days.

About SPACEHAB, Inc.

With more than $100 million in annual revenue, SPACEHAB, Incorporated (www.spacehab.com) is a leading provider of commercial space services. The Company develops, owns, and operates habitat and laboratory modules and cargo carriers aboard NASA's Space Shuttles for space station resupply and research purposes. Its Government Services business unit provides Space Station and Space Shuttle support services including orbiter crew compartment integration, stowage, and configuration management to NASA's Johnson Space Center in Houston. SPACEHAB's Astrotech subsidiary provides commercial satellite processing services at facilities in California and Florida. Additionally, through The Space Store, Space Media provides space merchandise to the public and space enthusiasts worldwide (www.thespacestore.com).

This release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in such statements. Such risks and uncertainties include, but are not limited to, whether the Company will fully realize the economic benefits under its NASA and other customer contracts, the timing and mix of Space Shuttle missions, the impact of the recent Columbia tragedy on the Company's existing and future business operations, the amount of any indemnification payments the Company may receive for its RDM, which was lost as part of the Columbia tragedy, the successful development and commercialization of new space assets, technological difficulties, product demand, timing of new contracts, launches and business, market acceptance risks, the effect of economic conditions, the impact of war, uncertainty in government funding, the impact of competition, and other risks detailed in the Company's Securities and Exchange Commission filings. The Company assumes no obligation to update these forward-looking statements.

For more information, contact:
Haris Tajyar                            Julia A. Pulzone
Managing Partner                        Chief Financial Officer
Investor Relations International        SPACEHAB, Inc. -- Washington Office
Phone 818.981.5300                      Phone 202.488.3500
Fax 818.981.5303                        Toll free 888.647.9543
htajyar@irintl.com                      pulzone@hqspacehab.com

                                  Tables follow

                     SPACEHAB, INCORPORATED AND SUBSIDIARIES
            Unaudited Condensed Consolidated Statements of Operations
                        (In thousands, except share data)

                                                                 Three Months                     Nine Months
                                                                Ended March 31,                 Ended March 31,
                                                         ----------------------------    ----------------------------
                                                             2003            2002            2003            2002
                                                         ------------    ------------    ------------    ------------
Revenue                                                  $     26,413    $     24,711    $     81,275    $     74,730
Costs of revenue                                               22,123          18,266          66,516          58,603
                                                         ------------    ------------    ------------    ------------
Gross profit                                                    4,290           6,445          14,759          16,127
                                                         ------------    ------------    ------------    ------------
Operating expenses:
  Selling, general and administrative                           3,146           4,767           9,229          14,824
  Research and development                                         20             148             105             291
  Nonrecurring charge                                          50,268               -          50,268               -
  Goodwill impairment                                          11,925               -          11,925               -
                                                         ------------    ------------    ------------    ------------
        Total operating expenses                               65,359           4,915          71,527          15,115
                                                         ------------    ------------    ------------    ------------
     Income (loss) from operations                            (61,069)          1,530         (56,768)          1,012
Interest expense, net of capitalized amounts                   (1,842)         (1,438)         (5,541)         (4,181)
Interest and other income, net                                    (26)              2             (56)          1,126
                                                         ------------    ------------    ------------    ------------
     Income (loss) before income taxes                        (62,937)             94         (62,365)         (2,043)
                                                         ------------    ------------    ------------    ------------
Income tax benefit (expense)                                      218             (28)            727             (83)
                                                         ------------    ------------    ------------    ------------
     Net income (loss)                                   $    (62,719)   $         66    $    (61,638)   $     (2,126)
                                                         ============    ============    ============    ============
Basic Income (loss) per share:
Net Income (loss) per share - basic                      $      (5.06)   $       0.01    $      (5.03)   $      (0.18)
                                                         ============    ============    ============    ============
Shares used in computing net income (loss) per share -
basic                                                      12,398,775      11,971,906      12,263,426      11,817,193
                                                         ============    ============    ============    ============
Diluted income (loss) per share:
Net income (loss) per share - diluted                    $      (5.06)   $       0.00    $      (5.03)   $      (0.18)
                                                         ============    ============    ============    ============
Shares used in computing net income (loss )                12,398,775      13,308,778      12,263,426      11,817,193
                                                         ============    ============    ============    ============

                     SPACEHAB, INCORPORATED AND SUBSIDIARIES
                 Selected Financial Data by Segment (Unaudited)
                                 (In thousands)

                                      Three Months             Nine Months
                                     Ended March 31,         Ended March 31,
                                  --------------------    --------------------
                                    2003        2002        2003        2002
                                  --------    --------    --------    --------
Revenue
     Space Flight Services        $ 13,063    $ 12,212    $ 39,503    $ 37,230
     Johnson Engineering            10,044       9,813      31,197      29,940
     Astrotech Space Operations      2,626       2,530       9,276       6,765
     Space Media, Inc.                 525         152         861         515
     All Other                         155           4         438         280
                                  --------    --------    --------    --------
Total Revenue                     $ 26,413    $ 24,711    $ 81,275    $ 74,730
                                  ========    ========    ========    ========

Earnings (loss) before tax
     Space Flight Services/1/     $(52,619)   $    211    $(54,714)   $ (2,075)
     Johnson Engineering/2/        (10,668)        481      (9,106)      1,717
     Astrotech Space Operations        368         299       1,875       1,877
     Space Media, Inc.                 111        (311)        (81)     (1,357)
     All Other                        (129)       (586)       (339)     (2,205)
                                  --------    --------    --------    --------
Earnings (loss) before tax        $(62,937)   $     94    $(62,365)   $ (2,043)
                                  ========    ========    ========    ========

     /1/ Includes a nonrecurring charge of $50.3 million for the loss of
         SPACEHAB's RDM on the STS-107 mission
     /2/ Includes a one-time charge of $12 million for impairment of goodwill


                     SPACEHAB, INCORPORATED AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheets
                                 (In thousands)

                                                                     March 31,       December 31,
                                                                       2003              2002

                                                                    (unaudited)       (unaudited)
                                                                  --------------    --------------
                                   ASSETS
Cash and cash equivalents                                         $        3,716    $        1,792
Investments                                                               16,503                 -
Accounts receivable, net                                                  11,050            14,364
Prepaid expenses and other current assets                                    724               721
                                                                  --------------    --------------
     Total current assets                                                 31,993            16,877
Property, plant, and equipment, net of
  accumulated depreciation and amortization                              101,093           170,875
All other assets, net                                                     15,962            27,846
                                                                  --------------    --------------
     Total assets                                                 $      149,048    $      215,598
                                                                  ==============    ==============
                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                                                       32,629            35,662
Long-term liabilities                                                     90,644            91,173
Minority interest in consolidated subsidiary                                   -               750
Stockholders' equity                                                      25,775            88,013
                                                                  --------------    --------------
     Total liabilities and stockholders' equity                   $      149,048    $      215,598
                                                                  ==============    ==============

                     SPACEHAB, INCORPORATED AND SUBSIDIARIES
                  Reconciliation of Non-GAAP Financial Measures
                                 (In thousands)

                                             Three Months                              Nine Months
                                            Ended March 31,                          Ended March 31,
                                    --------------------------------         --------------------------------
                                       2003                  2002               2003                  2002
                                    ----------            ----------         ----------            ----------
GAAP Net income                     $  (62,719)           $       66         $  (61,638)           $    2,196
  Nonrecurring charge                   50,268                     -             50,268                     -
  Goodwill impairment                   11,925                     -             11,925                     -
                                    ----------            ----------         ----------            ----------
Adjusted net income                 $     (526)           $       66         $      555            $    2,196
                                    ==========            ==========         ==========            ==========

                                             Three Months                              Nine Months
                                            Ended March 31,                          Ended March 31,
                                    --------------------------------         --------------------------------
                                       2003                  2002               2003                  2002
                                    ----------            ----------         ----------            ----------
GAAP Income from operations         $  (61,069)           $    1,530         $  (56,768)           $    1,012
  Nonrecurring charge                   50,268                     -             50,268                     -
  Goodwill impairment                   11,925                     -             11,925                     -
                                    ----------            ----------         ----------            ----------
Adjusted income from operations     $    1,124            $    1,530         $    5,425            $    1,012
                                    ==========            ==========         ==========            ==========

                                             Three Months                              Nine Months
                                            Ended March 31,                          Ended March 31,
                                    --------------------------------         --------------------------------
                                       2003                  2002               2003                  2002
                                    ----------            ----------         ----------            ----------
GAAP Income from operations         $  (61,069)           $    1,530         $  (56,768)           $    1,012
  Depreciation and amortization          1,520                 3,020              7,382                10,067
  Nonrecurring charge                   50,268                     -             50,268                     -
  Goodwill impairment                   11,925                     -             11,925                     -
                                    ----------            ----------         ----------            ----------
EBITDA                              $    2,644            $    4,550         $   12,807            $   11,079
                                    ==========            ==========         ==========            ==========

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